Exhibit 99.3
Introduction
Mark Grether 2017.07.18

Cautions Regarding Forward-Looking Statements
This presentation contains forward-looking statements regarding future events, including but not limited to the acquisition of Rocket Fuel Inc. (“Rocket Fuel”) by Sizmek Inc. (“Sizmek”), the capabilities of the combined company following the acquisition, and Rocket Fuel’s expectations for its Media Services business and second half financial results.
Words such as “expect,” “believe,” “intend,” “plan,” “goal,” “focus,” “anticipate,” and other similar words are also intended to identify forward-looking statements.
These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the results anticipated by such statements, including, without limitation, due to: uncertainties as to the timing of the tender offer and the acquisition; the possibility that competing offers will be made; the possibility that various closing conditions for the tender offer or the acquisition may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the acquisition; the effects of disruption from the tender offer or acquisition on Rocket Fuel’s business; the fact that the announcement and pendency of the tender offer and acquisition may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the effects of disruption caused by the tender offer or acquisition making it more difficult to maintain relationships with employees, customers, vendors and other business partners; and the risk that stockholder litigation in connection with the tender offer or the acquisition may result in significant costs of defense, indemnification and liability.
Additional factors that could cause actual results to differ materially from those anticipated are under the caption “Risk Factors” in Rocket Fuel’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 16, 2017 and in subsequent SEC filings. These forward-looking statements are made as of the date of this presentation, and Sizmek expressly disclaims any obligation or undertaking to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date on which the statements were made.
Important Additional Information and Where to Find It
In connection with the proposed acquisition of Rocket Fuel, Sizmek, through an affiliate, will commence a tender offer for all of the outstanding shares of Rocket Fuel. The tender offer has not commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Rocket Fuel. It is also not a substitute for the tender offer materials that Sizmek will file with the SEC upon commencement of the tender offer. At the time that the tender offer is commenced, Sizmek will file tender offer materials on Schedule TO with the SEC, and Rocket Fuel will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED
BY ROCKET FUEL’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer materials and the solicitation/recommendation statement will be made available to Rocket Fuel’s stockholders free of charge. A free copy of the tender offer materials and the solicitation/recommendation statement will also be made available to all of Rocket Fuel’s stockholders by contacting Rocket Fuel at ir@rocketfuel.com or by phone at (650) 481-6082, or by visiting Rocket Fuel’s website
(www.rocketfuel.com). In addition, the tender offer materials and the solicitation/recommendation statement (and all other documents filed by Rocket Fuel with the SEC) will be available at no charge on the SEC’s website (www.sec.gov) upon filing with the SEC. ROCKET FUEL’S STOCKHOLDERS ARE ADVISED TO READ THE TENDER OFFER MATERIALS
AND THE SOLICITATION/RECOMMENDATION STATEMENT, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED BY SIZMEK OR ROCKET FUEL WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER. THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER, SIZMEK AND ROCKET FUEL.
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About
Mark Grether

About Mark Grether

A Market Perspective

Current Status of the Ecosystem

Evolution of Our Industry

Sizmek
Overview

Who we are
Largest people-based creative optimization platform
Headquartered in New York, NY
Over 900 Employees in
26 offices world-wide
Servicing over 20,000 brands
20,000 publishers
4,000 media agencies and creative agencies
Backed by PE firm Vector Capital

Sizmek:
Impressions That Inspire

Product
Vision

How We Mix Data Activation, Creative
Optimization, and Media Execution at Global Scale

AI-Powered Decisioning is the Key to Owning the Client

Thank You